                                                            Exhibit 26(h)(2)(vi)

                         AMENDMENT DATED MAY 1, 2005 TO
                          FUND PARTICIPATION AGREEMENT
                                (SERVICE SHARES)

      This Amendment to the Fund Participation Agreement ("Agreement") dated June 21, 2000, as amended, between Janus Aspen Series, an open-end management investment company organized as a Delaware business trust (the "Trust"), Janus Distributors LLC ("Distributor"), a registered broker-dealer under the Securities Exchange Act of 1934 and member of the National Association of Securities Dealers, Inc., and a Delaware limited liability company, and Minnesota Life Insurance Company, a Minnesota life insurance company (the "Company") is effective as of May 1, 2005.

                                    AMENDMENT

      For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

      1. Schedule A of the Participation Agreement shall be deleted and replaced with the attached Schedule A.

      2. All other terms of the Agreement shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

MINNESOTA LIFE                               JANUS ASPEN SERIES
INSURANCE COMPANY

By:     /s/ Robert J. Ehren                  By:    /s/ Bonnie M. Howe
Name:   Robert J. Ehren                      Name:  Bonnie M. Howe
Title:  Vice President                       Title: Vice President

JANUS DISTRIBUTORS LLC

By:    /s/ Bonnie M. Howe
Name:  Bonnie M. Howe
Title: Vice President

                                   Schedule A
                   Separate Accounts and Associated Contracts
                            (As amended May 1, 2005)

      NAME OF SEPARATE ACCOUNT AND DATE                   CONTRACTS FUNDED BY
               OF INCEPTION                                 SEPARATE ACCOUNT              POLICY FORM #
VARIABLE ANNUITY ACCOUNT                         MultiOption Flexible Annuity                84-9091,
(Established September 10, 1984)                                                             92-9283,
                                                                                            MHC 92-9283

                                                 MultiOption Single Annuity                  84-9092,
                                                                                             84-9093,
                                                                                             92-9284,
                                                                                           MHC 92-9284
                                                 MultiOption Select Annuity                MHC 94-9307
                                                 MultiOption Classic Annuity                 99-70016
                                                 MultiOption Achiever Annuity                99-70017
                                                 MegAnnuity                                  87-9154
                                                 MultiOption Advisor Annuity                 02-70067

MINNESOTA LIFE VARIABLE UNIVERSAL LIFE ACCOUNT   Variable Group Universal Life               94-18660
(Established August 8, 1994)                     Insurance

MINNESOTA LIFE VARIABLE LIFE ACCOUNT             Variable Adjustable Life                   MHC 98-670
(Established October 21, 1985)                   Variable Adjustable Life - Second Death    MHC 98-690
                                                 Variable Adjustable Life (Horizon)
                                                 Variable Adjustable Life Summit              99-680
                                                 Variable Adjustable Life Survivor            03-640
                                                                                              04-690

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